As filed with the Securities and Exchange Commission on March 16, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PFENEX INC.

(Exact name of Registrant as specified in its charter)

Delaware	27-1356759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(858) 352-4400

(Address of principal executive offices, including zip code)

Pfenex Inc. 2014 Equity Incentive Plan

Pfenex Inc. 2014 Employee Stock Purchase Plan

(Full title of the plan)

Patrick K. Lucy

Pfenex Inc.

10790 Roselle Street

San Diego, CA 92121

(858) 352-4400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Daniel R. Koeppen

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

12235 El Camino Real, Suite 200

San Diego, CA 92130

Telephone: (858) 350-2300

Facsimile: (858) 350-2399

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Pfenex Inc. 2014 Equity Incentive Plan	585,737(2)	$6.86(4)	$4,018,155.82	$465.70
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Pfenex Inc. 2014 Employee Stock Purchase Plan	351,442(3)	$5.84(5)	$2,052,421.28	$237.88
TOTAL:	937,179		$6,070,577.10	$703.58

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Pfenex Inc. 2014 Equity Incentive Plan (“2014 Plan”) and the Pfenex Inc. 2014 Employee Stock Purchase Plan (“2014 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents 585,737 shares of common stock reserved for issuance pursuant to future awards as a result of the annual evergreen increase under the 2014 Plan.
(3)	Represents 351,442 shares of common stock reserved for issuance pursuant to future awards as a result of the annual evergreen increase under the 2014 ESPP.
(4)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $6.86, the average of the high and low prices of the Registrant’s common stock as reported on the NYSE MKT on March 13, 2017.
(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of $6.86, the average of the high and low prices of the Registrant’s common stock as reported on the NYSE MKT on March 13, 2017. Pursuant to the 2014 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the common stock on (i) the first trading day of the offering period or (ii) the exercise date.

PFENEX INC.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of the common stock of Pfenex Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) and 2014 Employee Stock Purchase Plan (the “2014 ESPP”). Accordingly, the contents of (i) the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 28, 2014 (File No. 333-197672), (ii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 20, 2015 (File No. 333- 202903), and (iii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 16, 2016 (File No. 333- 210241) (together, the “Previous Forms S-8”) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 15, 2017;

(2)	All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3)	The description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36540) filed with the Commission on July 14, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Specimen Common Stock Certificate of the Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-196539), filed with the Commission on June 23, 2014).

4.2	2014 Equity Incentive Plan and related form agreements, (which is incorporated herein by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-196539), filed with the Commission on July 17, 2014).

Exhibit Number	Description

4.3	2014 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-196539), filed with the Commission on July 7, 2014).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Haskell & White LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 16, 2017.

Pfenex Inc.

By:	/s/ Patrick K. Lucy
Patrick K. Lucy
Interim President, Chief Executive Officer and Secretary, and Chief Business Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick K. Lucy, Paul A. Wagner, and Patricia Lady, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Pfenex Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick K. Lucy Patrick K. Lucy	Interim President, Chief Executive Officer and Secretary, and Chief Business Officer (Principal Executive Officer)	March 16, 2017

/s/ Paul A. Wagner Paul A. Wagner	Chief Financial Officer (Principal Financial Officer)	March 16, 2017

/s/ Patricia Lady Patricia Lady	Chief Accounting Officer (Principal Accounting Officer)	March 16, 2017

/s/ Robin D. Campbell Robin D. Campbell	Director	March 16, 2017

/s/ John M. Taylor John M. Taylor	Director	March 16, 2017

/s/ Dennis M. Fenton Dennis M. Fenton	Director	March 16, 2017

/s/ William R. Rohn William R. Rohn	Chairman and Director	March 16, 2017

/s/ Phillip M. Schneider Phillip M. Schneider	Director	March 16, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen Common Stock Certificate of the Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-196539), filed with the Commission on June 23, 2014).

4.2	2014 Equity Incentive Plan and related form agreements, (which is incorporated herein by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-196539), filed with the Commission on July 17, 2014).

4.3	2014 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-196539), filed with the Commission on July 7, 2014).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of KMPG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Haskell & White LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).